Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com

March 9, 2015

Cheniere Energy, Inc.

700 Milam Street, Suite 1900

Houston, Texas 77002

Re:	Cheniere Energy, Inc. – $625,000,000 aggregate principal amount of 4.25% Convertible Senior Notes due 2045.

Ladies and Gentlemen:

We have acted as special counsel to Cheniere Energy, Inc., a Delaware corporation (the “Company”), in connection with the Placement Agent Agreement dated March 3, 2015 (the “Placement Agent Agreement”) between the Company and Lazard Frères & Co. LLC (the “Placement Agent”) pursuant to which the Placement Agent has agreed to act as the Company’s exclusive placement agent in connection with the sale by the Company of $625,000,000 aggregate principal amount of its 4.25% Convertible Senior Notes due 2045 (the “Notes”). The Notes are being issued under an Indenture to be dated as of March 9, 2015 (the “Base Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture thereto to be dated as of March 9, 2015 (the “Supplemental Indenture”), among the Company and the Trustee, and pursuant to the terms set forth in the Supplemental Indenture will be convertible into shares of the Company’s common stock, par value $0.003 per share (the “Common Stock”). The Base Indenture, as amended and supplemented by the Supplemental Indenture, is referenced herein as the “Indenture.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i) the registration statement on Form S-3 (Registration No. 333-181190) filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 7, 2012 (such registration statement, including the form of prospectus included therein and the documents incorporated by reference therein, being referred to herein as the “Registration Statement”);

(ii) the prospectus dated May 7, 2012, included in the Registration Statement, relating to the offering from time to time of the Company’s debt securities (the “Base Prospectus”);

(iii) the preliminary prospectus supplement dated March 3, 2015, relating to the Notes, in the form filed on March 4, 2015 with the SEC, pursuant to Rule 424(b) under the Securities Act (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus”);

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Cheniere Energy, Inc.

March 9, 2015

(iv) the term sheet relating to the Notes, filed on March 4, 2015 with the SEC as a free writing prospectus, pursuant to Rules 164 and 433 under the Securities Act;

(v) the prospectus supplement dated March 3, 2015, relating to the Notes, in the form filed on March 5, 2015 with the SEC, pursuant to Rule 424(b) under the Securities Act (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);

(vi) each of the Company’s reports that have been filed with the SEC and are incorporated by reference in the Registration Statement;

(vii) the Placement Agent Agreement;

(viii) the form of the Base Indenture filed as an exhibit to the Registration Statement;

(ix) the form of the Supplemental Indenture to be entered into in connection with the issuance of the Notes;

(x) the form of the Notes attached to the Supplemental Indenture;

(xi) the global notes (the “Global Notes”) executed by the Company pursuant to the Base Indenture as amended and supplemented by the Supplemental Indenture, representing the Notes purchased and sold pursuant to the Placement Agent Agreement;

(xii) the Restated Certificate of Incorporation of the Company, as amended,

(xiii) the Amended and Restated Bylaws of the Company;

(xiv) resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Notes, the Indenture and related matters; and

(xv) a certificate from the Secretary of State of the State of Delaware dated March 4, 2015 as to the good standing and legal existence under the laws of the State of Delaware of the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as set forth below, the validity and binding effect on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Cheniere Energy, Inc.

March 9, 2015

We express no opinion other than as to (i) the laws of the State of New York, as in effect and existing on the date hereof, that are normally applicable to transactions of the type contemplated by the Placement Agent Agreement, the Indenture and the Notes and (ii) the General Corporation Law of the State of Delaware.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. When the Base Indenture (in the form examined by us) has been duly executed and delivered by the Company and the Trustee, the Supplemental Indenture (in the form examined by us) has been duly executed and delivered by the Company and the Trustee in accordance with the terms of the Base Indenture, and the Global Notes (in the forms examined by us) have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and have been delivered in accordance with the terms of the Placement Agent Agreement and the Indenture and the principal amount thereof has been increased to a positive amount by entry of such amount on the “Schedule of Increases and Decreases in the Global Note” affixed to such Global Notes, the Notes will constitute valid and legally binding obligations of the Company.

2. The shares of Common Stock into which the Notes are convertible at the initial conversion price provided in the Indenture have been duly authorized by the Company and reserved for issuance upon such conversion and, upon issuance of such shares of Common Stock on conversion of the Notes in accordance with the terms of the Indenture and the terms of the Notes at conversion prices at or in excess of the par value of such shares of Common Stock, will be validly issued, fully paid and nonassessable.

The opinion set forth in paragraph 1 above is subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. The opinion set forth in paragraph 1 above, insofar as it pertains to the choice of law provision of the Notes and the Indenture, is rendered solely in reliance upon New York General Obligations Law Section 5-1401, and is expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provision will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.

In rendering the opinion set forth in paragraph 1 above with respect to the Notes, we have assumed that the form and terms of such Notes, the issuance, sale and delivery thereof by the Company, and the incurrence and performance by the Company of its obligations thereunder or in respect thereof (including, without limitation, the Company’s obligations under the Indenture with respect to the Notes) in accordance with the terms thereof, will comply with, and will not violate, any applicable order, judgment, decree or award, or any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, in each case, binding upon the Company, or to which the issuance, sale and delivery of such Notes, or the incurrence and performance of such obligations, may be subject.

Cheniere Energy, Inc.

March 9, 2015

We consent to the filing by you of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed on the date hereof, and we further consent to the use of our name under the caption “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/ Andrews Kurth LLP